                           STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") is made as of October 2, 1997, by and between COMTREX SYSTEMS CORPORATION, a Delaware corporation (the "Buyer"), NORMAN ROBERTS ("Norman"), SHIRLEY ROBERTS ("Shirley"), and STEVEN ROBERTS ("Steven" and, collectively with Norman and Shirley, the "Sellers").

                                   RECITALS

         The Sellers own all of the issued and outstanding shares (the "Shares") of the capital stock of Data Systems Terminals Limited (Company Number 1367328), a corporation formed and existing under the laws of England and whose registered office is at 2 Gatwick Metro Centre, Balcombe Road, Horley, Surrey RH6 9YA (the "Company").

         The Sellers desire to sell, and the Buyer desires to purchase, the Shares, for the consideration and on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the respective representations, warranties and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Sellers, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS

         For purposes of this Agreement, in addition to the terms "Buyer," "Norman," "Shirley," "Steven," "Sellers," "Shares," and "Company", which are defined in the Recitals, the following terms have the meanings specified or referred to in this Section 1:

         "Accounts" -- the Company's audited financial statements for the years ended on the Balance Sheet Date, and for the year ended on June 30, 1996.

         "Accounts Receivable" -- as defined in Section 3.9 hereof.

         "Act" -- the Companies Act 1985.

         "Applicable Contract"-- any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

         "Applicable Laws" -- as defined in Section 3.5(i) hereof.

         "Balance Sheet Date" -- means June 30, 1997.

         "Best Efforts" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         "Business" -- the business activities and operations engaged in by the Company at any time on or prior to the Closing Date.

         "Buyer's Advisors" -- as defined in Section 5.1 hereof.

         "CAA" -- the Capital Allowances Act 1990.

         "CGTA" -- the Capital Gains Tax Act 1979.

         "Closing" -- as defined in Section 2.3 hereof.

         "Closing Date"-- the date and time as of which the Closing actually takes place.

         "Comtrex Shares" -- as defined in Section 2.2(a) hereof.

         "Consent"-- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions"-- all of the transactions contemplated by this Agreement, including:

                  (a) the sale of the Shares by the Sellers to the Buyer;

                  (b) the performance by the Buyer and the Sellers of their respective covenants and obligations under this Agreement; and

                  (c) the Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

         "Contract"-- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Copyrights" -- as defined in Section 3.22(a) hereof.

         "Damages" -- as defined in Section 10.2 hereof.

         "Employment Agreement(s)" -- as defined in section 2.4(a)hereof.

         "Encumbrance"-- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environment"-- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental Complaint" -- as defined in Section 3.5(o) hereof.

         "Environmental, Health, and Safety Liabilities"-- any cost, damages, expense, liability, obligation, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

              (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

             (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

              (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

              (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         "Environmental Law"-- any Legal Requirement that requires or relates to:

              (a) advising appropriate authorities, employees, and/or the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d)  assuring  that   products  are  designed,   formulated,
packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g)  cleaning  up  pollutants   that  have  been   released,
preventing the threat of release, or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "Existing Mortgage" -- as defined in Section 3.5(a) hereof.

         "Facilities"-- any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company, including without limitation the Premises.

         "Governmental Authorization"-- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body"-- any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e)  body   exercising,   or  entitled  to   exercise,   any
administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous Activity"-- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

         "Hazardous Discharge" -- as defined in Section 3.5(n) hereof.

         "Hazardous Materials"-- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "Indemnified Persons" -- as defined in Section 10.2 hereof.

         "Intellectual Property Assets" -- as defined in Section 3.22 hereof.

         "Knowledge"-- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "Legal Charge" -- the legal charge over the Premises in the agreed form to be granted by the Company to Norman and Shirley.

         "Legal Requirement"-- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Management Accounts" -- management accounts of the Company for the two month period ended August 31, 1997.

         "Marks" -- as defined in Section 3.22(a) hereof.

         "Note" -- as defined in Section 2.2(c) hereof.

         "Occupational Safety and Health Law"-- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order"-- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business"-- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Organizational Documents"--(a) the Certificate of Incorporation and Certificate of Incorporation upon Change of Name, the Memorandum and Articles of Association of the Company; (b) the statutory books of the Company; and (c) any amendment to any of the foregoing.

         "Patents" -- as defined in Section 3.22(a) hereof.

         "Person"-- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity, or Governmental Body.

         "Premises" -- the land and improvements thereon located at 2 Gatwick Centre, Balcombe Road, Horley, Surrey RH6 9YA, as more particularly described on Exhibit A attached hereto.

         "Proceeding"-- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Purchase Price" -- as defined in Section 2.2 hereof.

         "Related Person"-- with respect to a particular individual:

                  (a) each other member of such individual's family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's family;

                  (c) any Person in which such individual or members of such individual's family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
(b) or (c).

         For purposes of this definition, (a) the "family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership of voting securities or other voting interests representing at least 20% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 20% of the outstanding equity securities or equity interests in a Person.

         "Release"-- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Representative"-- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Restricted Customer" -- any person, firm or company who purchased, or contracted to purchase, from the Company products of the kind referred to in the definition of Restricted Products at any time, whether prior to or after the Closing Date.

         "Restricted Employee" -- any person employed by the Company in any capacity at any time.

         "Restricted Period" -- as defined in Section 3.27(a)(viii) hereof.

         "Restricted Products" -- products of the same description or having the same purpose or use as products processed and/or sold by the Company, whether prior to or after the Closing Date.

         "Restricted Supplier" -- any person, firm or company who sold, supplied or contracted to sell or supply to the Company products of the kind referred to in the definition of Restricted Products at any time, whether prior to or after the Closing Date.

         "Rights in Mask Works" -- as defined in Section 3.22(a) hereof.

         "Securities Act"-- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Subordinated Debenture" -- as defined in Section 2.2(b) hereof.

         "TA" -- the Income and Corporation Taxes Act 1988.

         "Tax" -- any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         "Tax Return"-- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "TCGA" -- the Taxation of Chargeable Gains Act 1992.

         "Threat of Release"-- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Threatened"-- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "Trade Secrets" -- as defined in Section 3.22(a) hereof.

         "VAT" -- value added tax.


2. SALE AND TRANSFER OF SHARES; CLOSING

2.1  SHARES

         Subject to the terms and conditions of this Agreement, on the Closing Date, the Sellers will sell and transfer the Shares to the Buyer, and the Buyer will purchase the Shares from the Sellers.

2.2  PURCHASE PRICE

         The purchase price (the "Purchase Price") for the Shares shall be satisfied as follows:

                  (a) The delivery by the Buyer to Steven, on the Closing Date, of 400,000 restricted shares of the common stock of the Buyer, $.001 par value per share (the "Comtrex Shares");

                  (b) The delivery by the Buyer to Norman and Shirley of a Subordinated Convertible Debenture, dated as of the Closing Date, in the original principal amount of $300,000 and otherwise substantially in the form of Annex I attached hereto (the "Subordinated Debenture"); and

                  (c) The delivery by the Buyer to Norman and Shirley of a promissory note, dated as of the Closing Date, in the original principal amount of $65,000 and otherwise substantially in the form of Annex II attached hereto (the "Note").

2.3 CLOSING

         Unless the parties shall agree otherwise in writing, or unless the Closing Date is extended in accordance with the terms of this Agreement, the closing (the "Closing") of the Contemplated Transactions shall be held at the offices of the Buyer located in Moorestown, New Jersey on October 2, 1997.

2.4 CLOSING OBLIGATIONS

         At the Closing:

                  (a) The Sellers will deliver to the Buyer:

                           (i) duly executed transfers in respect of the Shares in favor of the Buyer;

                           (ii) the share  certificate  relating to the Shares
                  (or an indemnity for lost share certificates in a form reasonably acceptable to the Buyer);

                           (iii) the statutory books of the Company written up
                  to date;

                           (iv) the common seal of the Company;

                           (v) certificate of incorporation and certificate of
                  incorporation on change of name of the Company;

                           (vi) all  available  prints of the  memorandum  and
                  articles of association of the Company;

                           (vii) certificates as to the balance or balances on
                  the banking accounts of the Company at the close of business two (2) working days immediately prior to the Closing (which such certificates shall also list for every bank account or other depository account owned by the Company the account number for each such account, the name and address of the banking or other financial institution with whom each such account is maintained, and the authorized signatories named for each account);

                          (viii)  all  books  of   account,   cheque   books,
                  paying-in books and unused cheques of the Company;

                          (ix) copies of the title deeds to the Premises (for
                  inspection purposes);

                           (x) an Employment Agreement between the Company and
                  each Seller, dated as of the Closing Date, and otherwise substantially in the form of Annex III attached hereto (the "Employment Agreements"), executed by each of the Sellers;

                           (xi) an Investment Agreement, dated as of the Closing Date, and otherwise substantially in the form of Annex IV attached hereto, executed by each of the Sellers;

                           (xii) evidence satisfactory to the Buyer in its reasonable discretion that the Sellers have held a board meeting of the Company at which:

                                    (A)  the  procedure  set  out in  sections
                           156-158 (inclusive) of the Act, enabling the Company to financially assist the Buyer has been carried out, including:

                                            (1) an explanation to the Directors
                                    of their responsibilities;

                                            (2)   the    production   of   the
                                    Directors sworn Statutory Declaration with the Auditors Report attached; and

                                            (3)    the     holding    of    an
                                    Extraordinary   General   Meeting  of  the
                                    Company at which resolutions were proposed approving the financial assistance and the granting by the Company of the Legal Charge.

                                    (B)  the   transfer   of  the  Shares  was
                           approved for registration;

                                    (C) the existing  directors  and secretary
                           (other than Steven Roberts) delivered their written resignations in the agreed form;

                                    (D) all  existing  authorities  to bankers
                           were amended as the Buyer directed;

                                    (E)  the  accounting  reference  date  was
                           changed to March 31; and

                                    (F)  appointment  of the  nominees  of the
                           Buyer as  directors  and  secretary of the Company;
                           and

                           (xiii) a Deed of Tax  Indemnity  in form of Annex V
                  attached hereto (the "Deed of Tax Indemnity").

                  (b) The Buyer will deliver to the Sellers:

                           (i) each of the Employment Agreements, duly executed by the Company;

                           (ii)  the Subordinated Debenture;

                           (iii)  the Comtrex Shares;

                           (iv)  the Note;

                           (v) the Legal Charge; and

                           (vi) an opinion of Archer & Greiner, A Professional
                  Corporation, legal counsel to the Buyer, dated the Closing Date, that the Comtrex Shares have been duly authorized and validly issued and that the execution and delivery of the Subordinated Debenture and the Note by the Buyer have been duly authorized by all necessary corporate action.

3.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each Seller represents and warrants to the Buyer as follows:

3.1  ORGANIZATION AND GOOD STANDING

         (a) Schedule 3.1 attached hereto contains a complete and accurate list of the Company's jurisdiction of incorporation and other jurisdictions in which it is authorized to do business. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

         (b) The Sellers have delivered to the Buyer true, complete and correct copies of the Company's Organizational Documents, as currently in effect.

3.2  AUTHORITY; NO CONFLICT

         (a) This Agreement constitutes the legal, valid, and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms. Each of the Sellers has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform his obligations under this Agreement.

         (b) Except as set forth in Schedule 3.2 attached hereto, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i)  contravene,  conflict with, or result in a violation of
         (A) any provision of the Company's Organizational Documents, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                  (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Seller, or any of the assets owned or used by the Company, may be subject;

                  (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                  (iv) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                  (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                  (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company (other than pursuant to the terms and provisions of the Legal Charge).

         Except as set forth in Schedule 3.2 attached hereto, no Seller nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3  CAPITALIZATION

           The authorized equity securities of the Company consist of 10,000 ordinary shares, par value (pound)1.00 per share, of which 6,000 shares are issued and outstanding and constitute the Shares. The Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Norman owns 2,600 of the Shares, Shirley owns

1,000 of the Shares and Steven owns 2,400 of the Shares. No legend or other reference to any purported Encumbrance appears upon any certificate representing any of the Shares. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. The Company does not own, nor does it have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.4  BOOKS AND RECORDS

         The books of account, minute books, stock record books, and other records of the Company are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

3.5  TITLE TO PREMISES; ENCUMBRANCES

         (a) The Company owns good and marketable title to the Premises (subject only to the encumbrance attached hereto as Schedule 3.5 (the "Existing Mortgage"));

         (b) There are no existing or pending litigation, claims, condemnations, or sales in lieu thereof, contracts of sale, options to purchase or rights of first refusal with respect to any aspect of the Premises, nor have any such actions, suits, proceedings, claims, or other such matters been threatened or asserted;

         (c) Neither the Company nor any Seller has received notice or has any
Knowledge  of  any  pending  condemnation,   liens,   assessments  or  similar
proceedings or charges affecting the Premises by any Governmental Body;

         (d) Neither the Company nor any Seller shall transfer, convey, mortgage (except for the Existing Mortgage), encumber, lease or otherwise assign or dispose of the Premises, or any interest therein, without the express written consent of the Buyer, nor shall any Seller or the Company cause, create or allow any Encumbrance, of any kind or character (except for the Existing Mortgage), voluntarily or involuntarily, to be placed upon the Premises, or any interest therein.

         (e) No default or breach exists under any existing indebtedness secured by an Encumbrance against the Premises. The Company will pay all interest and principal and all deposits and other charges payable under any existing indebtedness secured by an Encumbrance upon the Premises and will fully comply with all of the provisions thereof. No default or breach exists under any existing indebtedness secured by an Encumbrance against the Premises securing any indebtedness.

         (f) The Premises has access to a public street.

         (g) To the best of the Sellers' Knowledge, the Premises has never been used and is not presently used for hazardous waste or a waste disposal site and has no faults running through the Premises.

         (h) To the best of the Sellers' Knowledge, no portion of the Premises has the presence of asbestos.

         (i) The location, construction, occupancy, operation, and use of the Premises (including the buildings, improvements, fixtures and equipment forming a part thereof (if any), to the best of the Company's and each Seller's Knowledge, do not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any Governmental Body or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Premises, including without limitation all applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws and regulations, including, without limitation, all applicable zoning ordinances and building codes, flood hazard area control laws, Occupational Safety and Health Laws, and Environmental Laws (hereinafter sometimes collectively called "Applicable Laws").

         (j) Without limitation of (i) above, to the best of the Company's and each Seller's Knowledge, the Premises and its owners or any prior owner or operators, are not currently in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable Governmental Bodies of all relevant facts, conditions and circumstances, if any, pertaining to the Premises.

         (k) The Company has not obtained, and to the best of the Company's and each Seller's knowledge, information and belief is not required to obtain, and neither the Company nor either Seller has no knowledge of any reason Buyer will be required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate, or use any buildings, improvements, fixtures, and equipment forming a part of the Premises by reason of any Environmental Laws.

         (l) Neither the Company nor any Seller has received any notice of, and neither the Company nor any Seller knows of nor suspects, any fact(s) which might constitute violation(s) of any Environmental Laws which relate to the use, ownership or occupancy of the Premises, and is not in violation of any covenants, conditions, easements, rights of way or restrictions affecting the Premises or any rights appurtenant thereto.

         (m) Based upon the Company's and each Seller's Knowledge, except in accordance with a valid governmental permit, license, certificate or approval, there has been no Release into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the Premises, of any Hazardous Material at or from the Premises (any of which is hereafter referred to as a "Hazardous Discharge"). Sellers shall give to Buyer immediate oral and written notice of any Hazardous Discharge of which they have Knowledge.

         (n) To the best of the Sellers' Knowledge, there has been no complaint, order, directive, claim, citation or notice by any Governmental Body or any other person or entity with respect to any alleged violations of any Environmental Law or the occurrence of a Hazardous Discharge at, about or from the Premises, or by the reason of any business thereon conducted (any of which is hereafter referred to as an "Environmental Complaint"). Sellers shall give to Buyer immediate oral and written notice of any Environmental Complaint of which they have Knowledge.

         (o) To the best of the Sellers' Knowledge, no underground storage tanks, above ground storage tanks, lines, etc. exist, past or present, on the Premises.

         (p) All of the foregoing representations and warranties made by the Sellers and the Company shall be continuing and shall be true and current for the period from the date hereof through and as of the Closing Date with the same force and effect as if made each day throughout such period, and all of such representations and warranties shall survive such Closing.


3.6  FINANCIAL STATEMENTS

         (a)  The Accounts

                  (i) A true copy of the Accounts is annexed as Schedule 3.6 to this Agreement.

                  (ii)  The Accounts:

                           (A) comply with the provisions of the Act and all other relevant statutes;

                           (B) have been prepared in accordance with UK generally accepted accounting practice consistently applied;

                           (C) are complete and accurate in all material respects;

                           (D) make full provision or reserve for all actual liabilities;

                           (E) make full  provision for or  specifically  note
                  (in accordance with UK generally accepted account practice) all capital commitments and contingent liabilities;

                           (F) make full provision for all bad and doubtful debts; and

                           (G) show a true and fair view of the state of affairs of the Company as at the Balance Sheet Date and June 30, 1996 and of the profit or loss of the Company for the accounting periods ended on such dates.

                  (ii) Full provision or reserve has been made in the Accounts for all taxation liable to be assessed on the Company, or for which the Company is accountable, in respect of:

                           (A) profits, gains or income earned, arising, accruing or received or deemed to arise, accrue or have been received for any purpose;

                           (B) transactions effected or deemed to have been effected or any event before the Balance Sheet Date; and

                           (C) distributions  made or deemed to have been made
                  down to such date provided for in the Accounts.

                  (iii) Full provision has been made in the Accounts for deferred taxation in accordance with UK generally accepted accounting practice.

                  (iv) The aggregate book value of plant and machinery for which capital allowances have been claimed under Part II of the CAA does not exceed the written-down value of the qualifying expenditure under that Act.

                  (v) If each of the capital assets of the Company (other than assets on which capital allowances are claimed but are not calculated separately) were disposed of for a consideration equal to the book value of that asset in or adopted for the purposes of the Accounts, no liability to corporation tax on chargeable gains or balancing charge under the CAA would arise (for this purpose there shall be disregarded any relief or allowance available to the Company (other than amounts failing to be deducted from the consideration receivable under section 38 of the TCGA and amounts of less than (pound)2,000 in the aggregate)).

                  (vi) The values placed on the current assets of the Company in the Accounts are not in excess of their market values at the Balance Sheet Date or June 30, 1996, as applicable, nor their market values at the date of this Agreement.

                  (vii) The stock-in-trade and work-in-progress have been valued in the Accounts at the lower of cost and net realizable value. Full provision has been made for all damaged, obsolete and slow moving stock.

                  (viii) The results shown by the Accounts were not materially affected by:

                           (A) transactions of a nature not usually undertaken by the Company;

                           (B) circumstances of an extraordinary, exceptional or non-recurring nature;

                           (C) charges or credits relating to prior years; or

                           (D) any change in the basis of accounting.

         (b)  The Management Accounts

                  (i) A true copy of the  Management  Accounts  is  annexed as
         Schedule 3.6 to this Agreement.

                  (ii) The Management Accounts:

                           (A) have been prepared in accordance with UK generally accepted management accounting practice on a basis consistent with previous management accounts prepared by the Company;

                           (B) accurately state the level of turnover and expenditure of the Company for the period from the Balance Sheet Date to August 31, 1997; and

                           (C) accurately  reflect the state of affairs of the
                  Company as at August 31, 1997 and of the trading performance of the Company for the period from the Balance Sheet Date to August 31, 1997.

         (c)  Events since the Balance Sheet Date

                  (i) Since the Balance  Sheet Date and except as set forth in
Schedule 3.18:

                           (A) the Company has carried on the  Business in the
                  Ordinary Course of Business so as to maintain the same as a going concern without any interruption or alteration in its nature, scope or manner;

                           (B) the Company  has not  disposed of any assets or
                  assumed any material liabilities (including, but not limited to, contingent liabilities) otherwise than in the Ordinary Course of Business;

                           (C) the Business has not been adversely affected by
                  any abnormal factor not affecting similar businesses;

                           (D)  there  has  been  no   deterioration   in  the
                  financial position or prospects of the Company;

                           (E) the value of the  Company's  net assets has not
                  been reduced below that shown in the Accounts;

                           (F) none of the assets of the Company has been transferred, leased, mortgaged, sold, encumbered or made the subject of any dealing, option or agreement otherwise than on the sale of finished goods in the ordinary course of business;

                           (G) the  Company  has not  acquired  or  agreed  to
                  acquire any assets other than current assets acquired in the ordinary course of business;

                           (H) there has been no unusual increase in the value
                  of  the  stocks  of  raw  materials,   work-in-progress  and
                  finished goods held by the Company;

                           (I) the  Company  has  not  paid  or  declared  any
                  dividend or other distribution of capital or income in respect of any share capital of the Company;

                           (J) no loan or loan capital of the Company has been
                  repaid in whole or in part or has become due or liable (with or without notice or lapse of time or both) to be declared due or liable; and

                           (K) the Company has  continued to pay its creditors
                  in the Ordinary Course of Business.

         (ii) At Closing the value of the Total Shareholders' Funds (as such term is utilized in the Accounts) of the Company shall not be less than the value of the Total Shareholders' Funds set forth on the Company's Accounts for the year ended June 30, 1997.

3.7 TITLE TO PROPERTIES; ENCUMBRANCES

         Schedule 3.7 attached hereto contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. The Sellers have delivered or made available to the Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Sellers or the Company and relating to such property or interests. The Company owns (with good and marketable title in the case of real property, subject only to the Existing Mortgage and the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Accounts and the Management Accounts. All properties and assets reflected in the Accounts and the Management Accounts are free and clear of all Encumbrances, other than those Encumbrances reflected in the Accounts and the Management Accounts (including without limitation the Existing Mortgage).

3.8 CONDITION AND SUFFICIENCY OF ASSETS

         The buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

3.9 ACCOUNTS RECEIVABLE

         All accounts receivable of the Company that are reflected in the Accounts or the Management Accounts or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible, net of the respective reserves shown in the Accounts or the Management Accounts or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Management Accounts for the Accounts Receivable reflected therein) and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging. Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
Schedule 3.9 attached hereto contains a complete and accurate list of all Accounts Receivable as of August 31, 1997, which list sets forth the aging of such Accounts Receivable.

3.10 INVENTORY

         All inventory of the Company, whether or not reflected in the Accounts or the Management Accounts, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Accounts or the Management Accounts or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

3.11 NO UNDISCLOSED LIABILITIES

         The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Accounts or the Management Accounts and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.12  TAXES

         (a)  Capital Gains

                  (i) In respect of any asset owned by the Company at the Balance Sheet Date or acquired since the Balance Sheet Date:

                           (A) the  provisions  of  Section  19(3) of the CGTA
                  and/or Sections 17 or 176 of the TCGA do not apply;

                           (B) no claim has been made under  Sections 23, 140,
                  152 to 158 inclusive or 257 of the TCGA;

                           (C) no such asset is  subject to a deemed  disposal
                  and re-acquisition under paragraphs 16, 19 or 21 of Schedule 2 to the TCGA or the mandatory use of 6 April 1965 valuation under that Schedule;

                           (D) no such asset is a wasting  asset under Section
                  44 of the TCGA which does not qualify in full for capital allowances under Section 47(1) of the TCGA; and

                           (E) no election has been made under  Section  35(5)
                  of the TCGA.

         (b)  Capital Gains - Transactions Between Connected Persons

                  (i) The Company does not own an unutilized capital loss to which the provisions of Section 18(3) of the TCGA apply.

         (c)  Capital Gains - Chargeable Debts

                  (i) No capital gain chargeable to corporation tax will accrue to the Company on the disposal of any debt owing to the Company.

         (d)  Capital Gains - Appropriation to Trading Stock

                  (i)  The Company has not made any claim or election under
         Section 161(3) of the TCGA.

         (e)  Capital Gains - Post Balance Sheet Date

                  (i) No chargeable gain would arise on the disposal by the Company of any asset acquired since the Balance Sheet Date for a consideration equal to the consideration actually given for the acquisition of such asset (disregarding any indexation relief).

         (f)  Depreciatory Transactions

                  (i) No loss which might accrue on the disposal by the Company of any asset is liable to be reduced by virtue of any depreciatory transaction within the meaning of Sections 176 and 177 of the TCGA nor is any expenditure on any share or security liable to be reduced under Section 125 of the TCGA and no chargeable gain or allowable loss arising on a disposal by the Company is likely to be adjusted pursuant to the provisions of Sections 29 and 30 of the TCGA or to fall within the provisions of Section 34 thereof relating to value shifting.

         (g)  Close Companies

                  (i) The Company has not made (and will not be deemed to have made) any loan or advance so as to become liable to make any payment under Section 419 or 422 of the TA nor has the Company written off or released or agreed to write off or release the whole or any part of any such loan or advance.

                  (ii) The Company is not and has never been a close investment-holding company within the meaning of Section 13A of the TA.

         (h)  Deemed Distributions

                  (i) No distribution within Section 418 of the TA has been made by the Company.

         (i)  Liability For Tax Primarily Due From Another Person

                  (i) No transaction, omission or event has occurred in consequence of which the company is or may be held liable for any taxation or deprived of relief otherwise available to it or may be otherwise held liable for any taxation primarily chargeable against some other company or person (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

                  (ii) The Company has not since the Balance Sheet Date made any payment in respect of taxation primarily chargeable against some other company or person.

         (j)  Claims by the Company

                  (i) There are set out in Schedule 3.12, with express reference to this paragraph, full details of all matters relating to taxation in respect of which the Company (either alone or jointly with any other person) has made, or at Closing will have an outstanding entitlement to make:

                           (A) any claim  (including,  but not  limited  to, a
                  supplementary claim) for relief under any taxation statute;

                           (B) any  election  for one type of  relief,  or one
                  basis, system or method of taxation as opposed to another;

                           (C) any appeal  (including,  but not  limited to, a
                  further appeal) against an assessment to taxation; or

                           (D)  any  application   for  the   postponement  of
                  taxation.

                  (ii) The Company has made no claim under Sections 24, 279 or 280 of the TCGA or Sections 242 or 584 of the TA.

         (k)  Non-Allowable Payments

                  (i) There are no rents, interest, annual payments or other sums of income nature paid or payable by the Company or which the Company is under an obligation to pay in the future that are or may be wholly or partially disallowable as deductions or charges in computing profits for the purposes of corporation tax by reason of the provisions of Sections 74, 79, 125, 338, 339, 770, 779 to 786
         (inclusive) or 787 of the TA or otherwise.

                  (ii) The Company has not made any payment to or provided any benefit or agreed to make any payment to or provide any benefit for any present or former director, officer or employee of the Company or a dependent of any such persons which is not allowable as a deduction in calculating the profits of the Company for taxation purposes.

         (l)  Capital Allowances

                  (i) All expenditures which the Company has incurred or may incur under any subsisting commitment on the provision of machinery or plant has qualified or will qualify (if not deductible as a trading expense of a trade carried on by the Company) for writingdown allowances under the CAA.

                  (ii) The value attributed in the Accounts to each asset or pool of assets is such that on a disposal of each such asset or pool of assets on the Balance Sheet Date for a consideration equal to such value or aggregate value no balancing charge would have arisen.

                  (iii) All capital expenditures incurred by the Company since the Balance Sheet Date and all capital expenditure which may be incurred by the Company under any existing contact has qualified or will be capable of qualifying for capital allowances. Such allowances have been or will be made in taxing the Company's trade.

                  (iv) There are set out in Schedule 3.12 details of all capital allowances claimed in respect of the accounting period of the Company ended on the Balance Sheet Date.

                  (v) Since the Balance Sheet Date the Company has not done or omitted to do or agreed to do or permitted to be done any act as a result of which the Company could be required to bring a disposal value into account or suffer a balancing charge or be subject to recovery of excess relief for the purpose of capital allowances under Sections 4, 24, 87, 100 or 128 of the CAA or a withdrawal of first year allowances or a recovery of excess relief under Sections 46 or 47 of the CAA.

                  (vi) The Company has not incurred any expenditure on the provision of any capital allowance bearing asset for leasing.

                  (vii) No claim for capital allowances on expenditure incurred by the Company prior to Closing on the provision of machinery or plant which at the date of this agreement is still leased will not may be restricted by reason of section 61(5) of the CAA (machinery and plant on lease).

                  (viii) The Company has not made any election under section 37 of the CAA (short life assets) nor is it taken to have made any such election under subsection (8)(c) thereof.

                  (ix) The Company has not obtained any capital allowances under Chapter VI Part II of the CAA (fixtures).

                  (x) The Company is not and is not likely to be involved in a dispute with another person as to the entitlement of capital allowances under section 51(7) of the CAA.

         (m)      Distributions

                  (i) No distribution within the meaning of sections 209 or 210 of the TA (other than dividends shown in its audited accounts) has been made by the Company since 6 April 1965.
         The Company is not bound to make any such distribution.

                  (ii) No securities (within the meaning of section 254(1) of the TA) issued by the Company and remaining in issue at the date of this Agreement were issued in such circumstances that the interest payable thereon or any other payment in respect of them falls to be treated as a distribution under section 209 of the TA.

                  (iii) The Company has not been concerned in any exempt distribution within section 213 of the TA.

                  (iv) The Company has not received any capital distributions to which the provisions of section 346 of the TA could apply.

                  (v) The Company has not issued nor agreed to issue any share capital in the circumstances referred to in section 211(1) of the TA.


         (n)  Carry-forward of Losses and ACT

                  (i) Nothing has been done and no event or series of events has occurred or will as a result of any contract, agreement or arrangement entered into before the date of this agreement occur which might cause or contribute to the disallowance of the carry forward of losses or excess charges on income or surplus advance corporation tax under the provisions of sections 245, 245A, 393 or 768 of the TA or the disallowance of the carry back of losses under the provisions of sections 393A and 768A of the TA.

         (o)  Tax Avoidance

                  (i) The Company has not been engaged in or been a party to any transaction or series of transactions or scheme or arrangement which has resulted or could result in the avoidance of or a reduction in a liability to taxation and to which the principle on which the case of Furniss v Dawson was decided could apply.

                  (ii) The Company has not been a party to or otherwise involved in any transaction, scheme or arrangement to which any of the following provisions could apply:

                  the TCGA:     sections 29-34, 106

                  the TA:       sections 37, 56, 116, 240(11)-(13), 395, 399,
                                404, 410, 710-28, 729-38, 739-46, 774-87.

                  the CAA:      sections 42, 46, 47, 75 and 159 (4), (5) and (6)

                  (iii) The Company has not been a party to or otherwise involved in any transaction to which any of the following provisions have been or could be applied other than transactions in respect of which all necessary clearances or consents have been obtained:

                  the TCGA:     sections 135-139

                  the TA:       sections 703-709, and 776

         (p)  Migration of Companies

                  (i) The Company has not without the prior consent of the Treasury entered into or agreed to enter into any of the transactions specified in section 765 of the TA.

         (q)  VAT

                  (i) The Company has duly registered and is a taxable person for the purposes of VAT. It has complied with all statutory requirements, orders, provisions, directions or conditions relating to VAT.

                  (ii) The Company maintains complete, correct and up-to-date records for the purposes of compliance with VAT legislation.

                  (iii) The Company is not in arrears with any payment or returns of VAT or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision.

                  (iv) All input tax for which the Company has claimed credit has been paid by the Company in respect of supplies made to it relating to goods or services used or to be used wholly for the purpose of the Company's business.

                  (v) All supplies of goods and services made by the Company are taxable supplies for the purposes of the VATA and the Company has not been and will not be denied credit for any input tax by reason of the operation of section 26 of VATA.

                  (vi) No supplies have been made to the Company to which the provisions of section 8 of the VATA might apply.

                  (vii) The Company has not been required by the Commissioners of Customs and Excuse to give security for VAT purposes.

                  (viii) The Company is not and has never been treated as a member of a group for VAT purposes and is not and has not agreed to become an agent, manager or factor (for purposes of section 47 of the VATA) of any person who is not resident in the United Kingdom.

                  (ix) Intentionally omitted.

                  (x) The Company has not, during the period of 12 or 24 months respectively preceding Closing, received a surcharge liability notice under section 59 of the VATA or a penalty liability under 64 of the VATA.

                  (xi) Neither the Company nor any "relevant associate" (as defined in paragraph 3 of Schedule 10 to the VATA) has elected to waive exemption pursuant to Schedule 10 to the VATA.

                  (xii) The Company does not hold any interest in any building or work such as is referred to in Item 1(a) Group 1 Part II Schedule 9 of the VATA.

                  (xiii) The Company has not incurred any liability under the provisions of paragraph 6 of Schedule 10 to the VATA and there are no circumstances in existence at the date of this Agreement whereby the Company would become so liable on the occurrence of any of the vents mentioned in paragraph 5(1)(a) or 5(1)(b) of Schedule 10 to the VATA.

                  (xiv) There are no circumstances whereby the Company is or could become liable to make any payment or increased payment as a result of another person having elected or electing to waive exemption pursuant to Schedule 10 of the VATA.

                  (xv) The Company owns no assets to which Part XV of the Value Added Tax Regulations 1995 applies.

         (r)  Stamp Duty and Stamp Duty Reserve Tax

                  (i) The Company has not claimed or obtained relief from stamp duty under section 42 of the Finance Act 1930 or sections 75-77 of the Finance Action 1986.

                  (ii) The Company has not entered into any transaction, contract or arrangement, whether verbal or written and whether made within or outside the United Kingdom, under which it has or may become liable to pay or to account for stamp duty or stamp duty reserve tax and which liability remains unsatisfied.

         (s)  Inheritance Tax

                  (i) The Company has not made or received any transfers of value within sections 94 or 99 of the Inheritance Tax Act 1984.

                  (ii) The Company has not been a party to associated operations in relation to a transfer of value within the meaning of section 268 of the Inheritance Tax Act of 1984.

                  (iii) There is no  outstanding  Inland  Revenue charge under section 237 of the Inheritance Tax Act of 1984 over the assets of or the shares in the Company.

                  (iv) No person has by virtue of section 212 of the Inheritance Tax Act 1984 any power of sale, mortgage or charge in respect of any share in or asset of the Company.

         (t)  Purchase of Own Shares

                  (i) The Company has not purchased, redeemed or repaid nor agreed to purchase, redeem or repay any of its own shares in circumstances to which section 219 of the TA applies.

         (u)  Gains Accruing to Non-Resident Companies or Trusts

                  (i) There has not accrued any gain in respect of which the Company may be liable to corporation tax on chargeable gains by virtue of the provisions of sections 13 or 86 or Schedule 5 of the TCGA.

         (v)  Offshore Funds

                  (i) The Company does not own and has never owned a material interest in an offshore fund which is or has at any material time been a non-qualifying offshore fund as defined by section 760 of the TA.

         (w)  No Interest in a Controlled Foreign Company

                  (i) The Company does not have and has never had any interest in a controlled foreign company as defined in section 747 of the TA.

         (x)  Residence

                  (i) The Company is and has always been resident only in the United Kingdom.

         (y)  Returns, Records and Payments

                  (i) The Company has maintained full, accurate and complete records of all taxation matters where required to do so including (but not limited to) in relation to deductions made and/or accounted for in relation to National Insurance Graduated Pension Contributions and sums deducted under the PAYE system.

                  (ii) All returns, computations and payments which should be, or should have been, made by the Company for any taxation purpose have been made within the requisite periods and are up-to-date, correct and on a proper basis and none of them is, or is likely to be, the subject of any dispute with any taxation authority.

                  (iii) The Company is not and has not at any time been liable to pay any penalty or interest charged by virtue of the provisions of the Taxes Management Act or other taxation legislation.

                  (iv) There is no dispute and there has not at any time been any dispute between the Company and any taxation authority, and the Company is not and has not at any time been the subject of any investigation or discovery by any taxation authority and there are no facts which are likely to give rise to any such dispute or investigation.

                  (v) Schedule 3.12 gives full details of any arrangements in relation to the Company which any taxation authority has agreed to operate which are not based on a strict application of the relevant legislation, and no action has been taken by or on behalf of the Company which has had or is likely to have the result of altering, prejudicing or in any way disturbing any such arrangement.

                  (vi)  All  payments   made  by  the  Company  to  employees,
         ex-employees or to any other person which ought to have been made under deduction of taxation have been so made.

                  (vii) The Company has duly and properly accounted to the relevant taxation authority for all taxation deducted where required to do so.

                  (viii) The Company has duly and properly accounted to the Inland Revenue for all taxation chargeable on benefits provided for employees and ex-employees of the Company.

                  (ix) All National Insurance, Graduated Pension Contributions and sums payable to the Inland Revenue under the PAYE system up to the date of this agreement have been duly and properly paid.

         (z)  Employee Benefits

                  (i) Schedule 3.12 contains full details of all share option, incentive and profit sharing schemes established by the Company.

         (aa)  Group of Companies

                  (i) The Company is not and has never been a member of a group of companies within the meaning of section 170 of the TCGA or sections 240, 247 or 413 of the TA.


3.13 INTENTIONALLY OMITTED


3.14 EMPLOYEES

         (a) Schedule 3.14 attached hereto, contains full particulars of all remuneration payable and other benefits provided or which the Company is bound to provide (whether now or in the future) to each officer and employee of the Company. This includes (but is not limited to) all profit sharing, incentive and bonus arrangements to which the Company is a party, whether legally binding or not. Schedule 3.14 also contains true and complete particulars in respect of each director, officer and employee of the Company of his date of birth and the date on which he commenced continuous employment.

         (b) The Company has not entered into or become bound by any service agreements or contracts of employment with directors, officers or employees of the Company which cannot be terminated by 6 months' notice or less without giving rise to any claim for damages or compensation (other than a statutory redundancy payment).

         (c) The Company has not entered into or become bound by any consultancy or management services agreement with any other person, firm or company.

         (d) There are no agreements or other arrangements between the Company or any trade association of which the Company is a member and any trade union or other body or organization representing its employees.

         (e) The Company is not liable to pay compensation or make payments under the Employment Rights Act 1996 and the Sellers are not aware of:

                  (i) any outstanding claim against the Company by any present or former director, officer or employee; or

                  (ii) any dispute between the Company and a material number or class of its employees,

in either case in relation to any claim for breach of contract or for severance payments, redundancy payments, or protective awards or for compensation for unfair dismissal and/or discrimination or for any other liability accruing from the termination or variation of any contract of employment or for services.

         (f) No written undertaking or assurances have been given to the employees of the Company as to the continuance, introduction, increase or improvement of any pension rights or entitlements which the Company and/or the Buyer would be required to implement in accordance with good industrial relations practice (whether or not there is any legal obligation to do so).

         (g) All appropriate notices have been issue under the Employment Rights Act 1996 to all directors and all employees of the Company, and the Company has complied with all obligations imposed on it by relevant statutes, regulations and codes of conduct and all relevant orders and awards made under those statutes, regulations and codes.

         (h) No director or employee is remunerated on a profit sharing or bonus or commission basis, and there are no amounts owing for reimbursement of business expenses incurred within a period of 12 months preceding the date of this agreement.

         (i) All National Insurance and Graduated Pension Contributions and sums payable by the Company to the Inland Revenue under the PAYE system have been duly and properly paid. The Company has maintained proper records in respect of all such matters. The Company has deducted all tax required by law to be deducted from all other payments to (or treated as made to) employees and ex-employees of the Company. The Company has accounted to the inland Revenue for all tax so deducted together with all tax chargeable on benefits for its employees and ex- employees.

         (j) There is no liability or claim against the Company outstanding or anticipated under:

                  (i)  The Equal Pay Act 1970;

                  (ii)  The Sex Discrimination Act 1975;

                  (iii)  The Race Relations Act 1976;

                  (iv) The Transfer of Undertakings (Protection of Employment) Regulations 1981;

                  (v)  The Wages Act 1986;

                  (vi) The Trade Union and Labor Relations (Consolidation) Act 1992;

                  (vii)  The Trade Union Reform and Employment Rights Act 1993;
                  or

                  (viii)  The Employment Rights Act 1996.

3.15 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

         (a) Except as set forth in Schedule 3.15 attached hereto:

                  (i) the Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         (b) Schedule 3.15 contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Schedule 3.15 is valid and in full force and effect. Except as set forth in Schedule 3.15:

                  (i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in
         Schedule 3.15;

                  (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.15, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.15;

                  (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.15 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         The Governmental Authorizations listed in Schedule 3.15 collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

3.16 LEGAL PROCEEDINGS; ORDERS

         (a) Except as set forth in Schedule 3.16 attached hereto, there is no pending Proceeding:

                  (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of the Sellers and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Sellers have delivered to the Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.16. The Proceedings listed in Schedule 3.16 will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

         (b) Except as set forth in Schedule 3.16:

                  (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

                  (ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

                  (iii) no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

         (c) Except as set forth in Schedule 3.16:

                  (i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                  (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                  (iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

3.17 INSURANCE

         (a) The Sellers have delivered to the Buyer:

                  (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time;

                  (ii) true and complete copies of all pending applications for policies of insurance; and

                  (iii) any statement by the auditor of the Company's financial statements or the Company's insurance broker with regard to the adequacy of such entity's coverage or of the reserves for claims.

         (b) Schedule 3.17 attached hereto describes:

                  (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

                  (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

                  (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

         (c) Except as set forth on Schedule 3.17:

                  (i) All policies to which the Company is a party or that provide coverage to either Seller, the Company, or any director or officer of the Company:

                           (A) are valid, outstanding, and enforceable;

                           (B) are issued by an insurer that is financially
                  sound and reputable;

                           (C) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

                           (D) are sufficient  for  compliance  with all Legal
                  Requirements and Contracts to which the Company is a party or by which it is bound;

                           (E)  will   continue   in  full  force  and  effect
                  following the consummation of the Contemplated Transactions;
                  and

                           (F) do not  provide for any  retrospective  premium
                  adjustment or other experienced-based liability on the part of the Company.

                  (ii) No Seller or the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (iii) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or a director thereof.

                  (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

3.18 ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Schedule 3.18 attached hereto, since the Balance Sheet Date, the Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:


                  (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) amendment to the Organizational Documents of the Company;

                  (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees or directors of the Company;

                  (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least (pound)10,000;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (h) cancellation or waiver of any claims or rights with a value to the Company in excess of (pound)10,000;

                  (i) material change in the accounting methods used by the Company; or

                  (j) agreement, whether oral or written, by the Company to do any of the foregoing.

3.19 CONTRACTS; NO DEFAULTS

         (a) Schedule 3.19 attached hereto contains a complete and accurate list, and the Sellers have delivered to the Buyer true and complete copies, of:

                  (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of (pound)10,000;

                  (ii) each Applicable Contract (other than those Applicable Contracts entered into with the Buyer) that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of (pound)10,000;

                  (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of (pound)10,000;

                  (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than (pound)10,000 and with terms of less than one year);

                  (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                  (vi)  each   collective   bargaining   agreement  and  other
Applicable   Contract   to  or  with  any  labor   union  or  other   employee
representative of a group of employees;

                  (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                  (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Related Person of the Company or limit the freedom of any Related Person of the Company to engage in any line of business or to compete with any Person;

                  (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                  (x) each power of attorney that is currently effective and outstanding;

                  (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                   (xii) each Applicable Contract for capital expenditures in excess of (pound)10,000;

                  (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                  (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

         (b) Schedule 3.19 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the Company's office where details relating to the Contracts are located.

         (c) Except as set forth in Schedule 3.19:

                  (i) no Seller (and no Related Person of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                  (ii) no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

         (d) Except as set forth in Schedule 3.19, each Contract identified or required to be identified in Schedule 3.19 is in full force and effect and is valid and enforceable in accordance with its terms.

         (e) Except as set forth in Schedule 3.19:

                  (i) the Company is, and at all times since June 30, 1990 has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                  (ii) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since June 30, 1990 has been, in full compliance with all applicable terms and requirements of such Contract;

                  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                  (iv) the Company has not given to or received from any other Person, at any time since June 30, 1990, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

         (f) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

         (g) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.20 ENVIRONMENTAL MATTERS

         Except as set forth in Schedule 3.20 attached hereto:

         (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Seller or the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Sellers or the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         (b) There are no pending or, to the Knowledge of the Sellers and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Sellers or the Company has or had an interest.

         (c) No Seller nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Sellers or the Company had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         (e) To the best of the Sellers' Knowledge, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Seller, the Company, any other Person for whose conduct they are or may be held responsible, nor any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Sellers or the Company has or had an interest.

         (f) To the best of the Sellers' Knowledge, there has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Sellers or the Company has or had an interest, or any geologically or hydrologically adjoining property, whether by the Sellers, the Company, or any other Person.

         (g) The Sellers have delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

3.21 INTENTIONALLY OMITTED

3.22 INTELLECTUAL PROPERTY

         (a) Intellectual Property Assets -- The term "Intellectual Property Assets" includes:

                  (i) the Company's name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                  (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

                  (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

                  (iv) all rights in mask works (collectively, "Rights in Mask Works"); and

                  (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"), owned, used, or licensed by the Company as licensee or licensor.

         (b) Agreements -- Schedule 3.22 attached hereto contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of (i) all intellectual Property Assets owned by the Company or utilized by the Company in the operation of the Company's business as currently conducted, and (ii) all Contracts relating to any Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than (pound)10,000 under which the Company is the licensee. There are no outstanding and, to the Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

         (c) Know-How Necessary for the Business

                  (i) The  Intellectual  Property Assets described on Schedule
3.22 are all those necessary for the operation of the Company's business as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets described on
Schedule 3.22, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets described on Schedule 3.22.

                  (ii) To the best of the Sellers' knowledge, no employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

         (d) Patents

                  (i) Schedule 3.22 contains a complete and accurate list and summary description of all Patents owned by the Company and/or used by the Company in the operation of its business as currently conducted. The Company is the owner of all right, title, and interest in and to each of the Patents listed on Schedule 3.22, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                  (ii) All of the Patents listed on Schedule 3.22 are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                  (iii) No Patent listed on Schedule 3.22 has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Sellers' Knowledge, there is no potentially interfering patent or patent application of any third party.

                  (iv) No Patent listed on Schedule 3.22 is infringed or, to the Sellers' Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                  (v) All products made, used, or sold under the Patents listed on Schedule 3.22 have been marked with the proper patent notice.

         (e) Trademarks

                  (i) Schedule 3.22 contains a complete and accurate list and summary description of all Marks owned by the Company and/or used by the Company in the operation of its business as presently conducted. The Company is the owner of all right, title, and interest in and to each of the Marks listed on Schedule 3.22, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) All Marks listed on Schedule 3.22 that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                  (iii) No Mark listed on Schedule 3.22 has been or is now involved in any opposition, invalidation, or cancellation and, to the Sellers' Knowledge, no such action is Threatened with the respect to any of the Marks listed on Schedule 3.22.

                  (iv) To the Sellers' Knowledge, there is no potentially interfering trademark or trademark application of any third party with respect to any of the Marks listed on Schedule 3.22.

                  (v) No Mark listed on Schedule 3.22 is infringed or, to the Sellers' Knowledge, has been challenged or threatened in any way. None of the Marks listed on Schedule 3.22 infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (vi) All products and materials  containing a Mark listed on
Schedule 3.22 bear the proper federal registration notice where permitted by law.

         (f) Copyrights

                  (i) Schedule 3.22 contains a complete and accurate list and summary description of all Copyrights owned by the Company and/or used by the Company in the operation of its business as presently conducted. The Company is the owner of all right, title, and interest in and to each of the Copyrights listed on Schedule 3.22, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) All the Copyrights listed on Schedule 3.22 have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                  (iii) No Copyright listed on Schedule 3.22 is infringed or, to the Sellers' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights listed on Schedule 3.22 infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                  (iv) All  works  encompassed  by the  Copyrights  listed  on
Schedule 3.22 have been marked with the proper copyright notice.

         (g) Trade Secrets

                  (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                  (ii) The Sellers and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                  (iii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.23 CERTAIN PAYMENTS

         (a) Neither the Company, nor any director, officer, agent, or employee of the Company, or to the Sellers' Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, or (iv) in violation of any Legal Requirement, or

         (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.24 DISCLOSURE

         (a) No representation or warranty of the Sellers contained in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

         (b) There is no fact known to any Seller that has specific application to a Seller or the Company and that materially adversely affects or, as far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

3.25 BROKERS OR FINDERS

         Neither the Company nor any Seller, nor any or their respective agents, have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.26 RELATIONSHIPS WITH RELATED PERSONS

         No Seller or any Related Person of the Sellers or of the Company has, or since August 1, 1995 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. No Seller or any Related Person of the Sellers or of the Company is, or since July 1, 1995 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company (other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms), or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company in any market presently served by the Company. No Seller or any Related Person of the Sellers or of the Company is a party to any Contract with, or has any claim or right against, the Company.


3.27  INVESTMENT REPRESENTATIONS

         (a) Steven understands, represents and warrants to, and agrees with, the Buyer (all such representations and warranties being made to and for the benefit of the Buyer and any transfer agent of the Buyer employed for that purpose):

                  (i) Steven understands that no federal or state agency has passed on or made any recommendation or endorsement of the Comtrex Shares;

                  (ii) Steven acknowledges that, in making a decision to acquire the Comtrex Shares hereunder, he has relied solely upon independent investigations made by him and not upon any representations made by the Buyer with respect to the Buyer or the Comtrex Shares (other than any representation made by the Buyer and contained in a document filed by the Buyer with the United States Securities and Exchange Commission);

                  (iii) Steven understands that the Comtrex Shares are being sold to him hereunder in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of Steven set forth herein in order to determine the applicability of such exemptions and the suitability of Steven to acquire the Comtrex Shares;

                  (iv) Steven is not a U.S. Person (as defined in Regulation S promulgated under the Securities Act) and is not an affiliate of the Buyer;

                  (v) No offer of the Comtrex Shares to Steven was made to Steven in the United States;

                  (vi) At the time of the Closing and the delivery of the Comtrex Shares, Steven will not be a resident of the United States;

                  (vii) Steven is aware that the Comtrex Shares have not been and will not be registered under the Securities Act and may only be offered or sold by him pursuant to registration under the Securities Act or an available exemption therefrom;

                  (viii)  Steven:

                           (A) will not, during the period commencing on the Closing Date and ending on the two year anniversary of the Closing Date (the "Restricted Period"), offer, sell or otherwise transfer, either voluntarily or involuntarily, all or any portion of the Comtrex Shares without the prior written consent of the Buyer; and

                           (B) will, after the expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Comtrex Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with all applicable federal, state and foreign securities laws;

                  (ix) Neither Steven, nor his affiliates or any person acting on behalf of Steven or any such affiliate has engaged, or will engage, in any "direct selling efforts" with respect to the Comtrex Shares or any "distribution," as each such term is used in the definition of "Distributor" contained in Regulation S, with respect to the Comtrex Shares; and

                  (x)  The transactions contemplated by this Agreement:

                           (A) have not been prearranged with a purchaser located in the United States or who is a U.S. Person; and

                           (B) are not part of a plan or scheme to evade the registration provisions of the Securities Act.

4. INTENTIONALLY OMITTED

5. COVENANTS OF THE SELLERS PRIOR TO CLOSING DATE

5.1 REQUIRED APPROVALS

         As promptly as practicable after the date of this Agreement, the Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Sellers will, and will cause the Company to, (a) cooperate with the Buyer with respect to all filings that the Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with the Buyer in obtaining all necessary consents to the consummation of the Contemplated Transactions.

5.2 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

         Except as expressly provided in this Agreement, the Sellers will cause all indebtedness owed to the Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing. The Buyer acknowledges that the outstanding loan heretofore made by the Company to Steven Roberts, which has a present outstanding principal balance of (pound)4,463.69, will not be repaid prior to Closing but will be repaid in full on or before June 30, 1998.

6.  INTENTIONALLY OMITTED

7.  INTENTIONALLY OMITTED

8.  PROTECTION OF GOODWILL

         (a) The Sellers recognize the paramount importance of the goodwill of the Company to the Buyer which is reflected in the consideration paid by the Buyer for the Shares. Accordingly, they are prepared to enter into the commitments contained in this Section 8 to ensure that the Buyer's interest in that goodwill is properly protected.

         (b) The Sellers undertake that they shall not for a period of 24 months after Closing without the Buyer's prior written consent:

                  (i) carry on or be engaged, concerned or interested directly or indirectly in any of the Restricted Activities within the United Kingdom;

                  (ii) solicit or knowingly accept any order, inquiries or business in respect of any of the Restricted Activities from any Customer;

                  (iii) divert away from the Company and/or the Buyer any orders, inquiries or business in respect of the Restricted Activities from any Customer;

                  (iv) procure any advertising in any media in respect of any of the Restricted Activities which is directed specifically at any area within the United Kingdom;

                  (v) procure or induce, or endeavor to procure or induce, any of the employees of the Company engaged in a senior or managerial position or who have had direct contact with Customers in the course of their duties to cease working for the Company; or

                  (vi) seek to interfere with the ongoing relationships between the Company and its professional and business contacts which have been established prior to Closing.

         (c) The Sellers undertake that they shall not at any time after Closing without the Buyer's prior written consent:

                  (i) use the name "Data Systems Terminals Limited" or any other name identical to or likely to be confused with a name used by the Company prior to Closing in connection with the Business (and for this purpose "name" includes a company or trading name);

                  (ii) hold themselves out as having any continuing connection with the Company or the Business;

                  (iii) make any public announcement regarding the Company, the Business or this transaction; or

                  (iv) disclose or use any trade secrets or confidential information (other than any which is public knowledge) relating to the Company and/or the Business which they have acquired prior to Closing.

         (d) The restrictions set out in Section 8(c) are to prevent each of the Sellers from carrying out any of the prohibited activities on their own behalf or jointly with or as servant, agent, manager, employee, consultant, director or shareholder of any other person, firm, company or body.

         (e) Nothing in this Section 8 is to prevent:

                  (i) any of the Sellers from properly performing their duties under the Employment Agreements; or

                  (ii) any of the Sellers from holding for investment purposes up to 1% of the issued share capital of a company whose shares are dealt in or quoted on a recognized stock exchange.

         (f) Each of the commitments contained in this Section 8 gives rise to a separate obligation independent of the others.

         (g) The parties consider the commitments contained in this Section 8 to be reasonable as between themselves and the public interest. If, however, any of them are found by a court to be unreasonable and unenforceable but would be reasonable and enforceable if certain words were deleted, then the commitment shall apply with those words deleted.

         (h) The Buyer may by written notice to the Sellers vary by one or more stages the terms of any part of this Section 8 as it may apply to any of them, by reducing (but not increasing) any one or more of:

                  (i) the period during and/or activities to which the commitments are to apply; and

                  (ii) the geographical area to which the commitments relate.

9.  INTENTIONALLY OMITTED

10. INDEMNIFICATION; REMEDIES

10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

         All representations, warranties, covenants, and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE SELLERS

         The Sellers, jointly and severally, will indemnify and hold harmless the Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), incurred by an Indemnified Person or asserted against an Indemnified Person prior to the eighteen month anniversary of the Closing Date and arising, directly or indirectly, from or in connection with:

         (a) any breach of any representation or warranty made by the Sellers in this Agreement, or any other certificate or document delivered by the Sellers pursuant to this Agreement;

         (b) any breach by any Seller of any covenant or obligation of such Seller contained in this Agreement; or

         (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

10.3 Notwithstanding anything to the contrary contained herein, the Sellers shall have no liability to any Indemnified Person under this Section 10 unless the claims made by the Indemnified Persons pursuant to this Section 10 and/or the Deed of Tax Indemnity exceed $10,000 (U.S. Dollars) in the aggregate. In no event shall such $10,000 threshold be used to establish what constitutes a "material" item under this Agreement. Furthermore, the maximum aggregate liability of the Sellers to the Indemnified Persons pursuant to this Section 10 and/or the Deed of Tax Indemnity shall not exceed $500,000 (U.S. Dollars). Furthermore, no claim for indemnification pursuant to this Section 10 or the Deed of Tax Indemnity may be brought by an Indemnified Person more than 18 months after the Closing Date.

         The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to the Buyer or the other Indemnified Persons.

11.  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

         (a) Promptly after receipt by an indemnified party of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under this Agreement, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

         (b) If any Proceeding referred to in Section 11(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Agreement for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

         (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         (d) The Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

12.  INTENTIONALLY OMITTED

13.  INTENTIONALLY OMITTED

14.  GENERAL PROVISIONS

14.1 EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

14.2 PUBLIC ANNOUNCEMENTS

         Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as the Buyer determines. Unless consented to by the Buyer in advance or required by Legal Requirements, prior to the Closing, the Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.

14.3 CONFIDENTIALITY

         Between the date of this Agreement and the Closing Date, the Buyer and the Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of the Buyer and the Company to maintain in confidence, and not use to the detriment of another party any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

14.4 NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when
(a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to Buyer:

                  Comtrex Systems Corporation
                  102 Executive Drive
                  Moorestown, New Jersey 08057
                  Attention: Jeffrey C. Rice, President
                  Telephone: (609) 778-0090
                  Fax: (609) 778-9322


                  With a Copy to:

                  James H. Carll, Esquire
                  Archer & Greiner, A Professional Corporation
                  One Centennial Square
                  Haddonfield, New Jersey
                  Telephone:  (609)795-2121
                  Facsimile:  (609)795-0574

If to the Sellers or the Company:

                  Data Systems Terminals Limited
                  2 Gatwick Metro Centre
                  Balcombe Road
                  Horley, Surrey RH6 9YA
                  Attention:  Steven Roberts

                  With a Copy to:

                  Justin Roche
                  Underwood & Co.
                  40 Welbeck Street
                  London W1M 8LN
                  Telephone: 0171 487 4461
                  Facsimile:  0171 486 8974


14.5 FURTHER ASSURANCES


         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

14.6 WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

14.7 ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.


14.8 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         No party to this Agreement may assign any of its rights under this Agreement without the prior consent of the other parties, except that the Buyer may assign any of its rights under this Agreement to any subsidiary of the Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

14.9 SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

14.10 SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

14.11 JOINT AND SEVERAL OBLIGATIONS

         All covenants, agreements, undertakings, indemnitees, guarantees, representations and warranties given by more than one person herein are, except where expressly stated otherwise, given joint and severally.

14.12 TIME OF ESSENCE

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

14.13 GOVERNING LAW

         This Agreement will be governed by the laws of England without regard to conflicts of laws principles.

14.14 COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

14.15  ATTORNEYS' FEES

         In the event of any litigation arising out of this Agreement, the prevailing party in such litigation shall be reimbursed by the non-prevailing party for all reasonable legal fees and costs incurred in connection with such litigation. In the event that the result of such litigation does not make clear who the "prevailing party" is for purposes of this section the party whose position was most closely adopted by the trier of fact be deemed the prevailing party.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                    BUYER:

                                    COMTREX SYSTEMS CORPORATION


                                    By:________________________________
                                         Jeffrey C. Rice, President

                                    SELLERS:


                                    --------------------------
                                    NORMAN ROBERTS


                                    --------------------------
                                    SHIRLEY ROBERTS


                                    --------------------------
                                    STEVEN ROBERTS

                                    ANNEX I

                  FORM OF CONVERTIBLE SUBORDINATED DEBENTURE
                  ------------------------------------------

See attached.

[Attachment intentionally omitted from Form 8-K filing]

                                   ANNEX II

                                 FORM OF NOTE
                                 ------------
See attached.


[Attachment intentionally omitted from Form 8-K filing]

                                   ANNEX III

                         FORM OF EMPLOYMENT AGREEMENT
                         ----------------------------

See attached.

[Attachment intentionally omitted from Form 8-K filing]

                                   ANNEX IV

                           FORM OF INVESTMENT LETTER
                           -------------------------

         See attached.


         [Attachment intentionally omitted from Form 8-K filing]

                                   EXHIBIT A

                       LEGAL DESCRIPTION OF THE PREMISES
                       ---------------------------------


         Unit 2, Gatwick Metro Centre,
         Balcombe Road, Horley as the same is registered at HM Land Registry under Title Number SY 581298.

                                 SCHEDULE 3.1

                    LIST OF LOCATIONS WHERE THE COMPANY IS
                    --------------------------------------
                   INCORPORATED OR QUALIFIED TO DO BUSINESS
                   ----------------------------------------



         United Kingdom.

                                 SCHEDULE 3.2

                 LIST OF EXCEPTIONS TO REPRESENTATIONS MADE IN
                 ---------------------------------------------
                           SECTION 3.2 OF AGREEMENT
                           ------------------------

         None.

                                 SCHEDULE 3.5

                       DESCRIPTION OF EXISTING MORTGAGE
                       --------------------------------

See attached.


[Attachment intentionally omitted from Form 8-K filing]

                                 SCHEDULE 3.6

                       ACCOUNTS AND MANAGEMENT ACCOUNTS
                       --------------------------------

See attached.

                                 SCHEDULE 3.7

                           DESCRIPTION OF PROPERTIES
                           -------------------------

See Exhibit A.

                                 SCHEDULE 3.9

              LIST AND AGING OF ACCOUNTS RECEIVABLE AS OF 8/31/97
              ---------------------------------------------------


See attached.


[Attachment intentionally omitted from Form 8-K filing]

                                 SCHEDULE 3.12

          TAX-RELATED ISSUES TO BE DISCLOSED PURSUANT TO SECTION 3.12
          -----------------------------------------------------------


None.

                                 SCHEDULE 3.14

                     DESCRIPTION OF EMPLOYEE BENEFIT PLANS
                     -------------------------------------

See attached.


[Attachment intentionally omitted from Form 8-K filing]

                                 SCHEDULE 3.15

                LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS
                -----------------------------------------------


None.

                                 SCHEDULE 3.16

                           LEGAL PROCEEDINGS; ORDERS
                           -------------------------


None.

                                 SCHEDULE 3.17

                           DESCRIPTION OF INSURANCE
                           ------------------------

See attached.


[Attachment intentionally omitted from Form 8-K filing]

                                 SCHEDULE 3.18

                        EXTRAORDINARY CHANGES OR EVENTS
                        -------------------------------


None.

                                 SCHEDULE 3.19

                                   CONTRACTS
                                   ---------


See attached.


[Attachment intentionally omitted from Form 8-K filing]

                                 SCHEDULE 3.20

                             ENVIRONMENTAL MATTERS
                             ---------------------


None.

                                 SCHEDULE 3.22

                         INTELLECTUAL PROPERTY ASSETS
                         ----------------------------


None.